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                                                                   EXHIBIT 23.11



                  [H.J. GRUY AND ASSOCIATES, INC. LETTERHEAD]




                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS




As independent petroleum engineers, we hereby consent to the inclusion by reference of our report dated November 23, 1998, and filed as an exhibit in this Amendment No. 4 to the Registration Statement dated November 23, 1998 (the "Report") and to all references to said Report and to our firm included herein.



                                    H.J. GRUY AND ASSOCIATES, INC.


                                    By: /s/ James H. Hartsock
                                       -----------------------------------------

                                    James H. Hartsock, PhD, PE
                                    Executive Vice President


Houston, Texas
November 23, 1998